EXHIBIT 10.1

Receivable from the Company Receivable from Subsidiaries RM RM a . DIRECTORS FEES 216,000 - b . DIRECTORS' REMUNERATION (i) Gross salary (ii) Allowances (iii) Company's contribution to pension/EPF (iv) Company's contribution to welfare/SOCSO/EIS (v) Commission received or receivable on subscribing or agreeing to subscribe or procuring or agreeing to procure subscriptions for any shares in or debentures of the Company or any subsidiary of the Company. - - - - - - - - - - DIRECTORS'REMUNERATION, SHAREHOLDINGS, BENEFITS FROM CONTRACTS AND BALANCES 1 COMPANY FINANCIAL PERIOD DIRECTOR LEE T ENTERTAINMEN T SON . BHD. 1 JANUARY 2020 T O 31 DECEMBE R 2020 KAMA L HAMIDO N BI N MOHAME D AU 1. REMUNERATION For the purposes of disclosure in the accounts of the Company for the above period, I hereby confirm that the particulars set out below and that the information disclosed relates to all the emoluments receivable by me in respect of my services to the Company and its Subsidiaries whether these emoluments are payable by the Company or by its subsidiaries .

2 c. FEES for professional services rendered: Amounts received or receivable by me or a firm of which I am a member for services rendered in a professional capacity. d. MONEY VALUE OF BENEFITS Estimated money value of benefits received or receivable otherwise than in cash . Examples of such benefits include the provision of accommodation, private use of Company car, and leave passages . In respect of all taxable benefits, the estimated money value can be based on the value of the benefit assessed or assessable to Malaysian tax les s reimbursements fo r th e benefit . e . PAYMENTS TO THIRD PARTIES Amounts paid to or receivable by any third party in respect of the services provided by me as a director . Number of Ordinary shares At 1/1/2020 I Bought I Sold I At 31/12/2020 Direct shareholdings: Held in Company - - - - Hel d i n Blo w & Driv e Interlock Cor p . - No . of shares - % held - - - - 2. SHAREHOLDINGS AND BENEFITS FROM CONTRACTS For purposes of disclosure in the Directors' Report, where relevant, and determining directors' interest in the shares of the Company and its related companies, I confirm the accuracy of the information presented below : a. Shareholdings in the Company and related companies:

3 Number of Ordinary shares At 1/1/2020 I Bought I Sold I At 31/12/2020 Shareholdings held by persons connected with Directors *: He l d in Company - - - - Held in Blow & Drive Interloc k Cor p . - N o . o f shares - % held - - - - * interests of the spouses or children of the Directors who themselves are not Directors of the Company b. Since the end of the previous financial period I have/have not* received or become entitled to receive any benefit (other than a benefit included in section A above) by reason of a contract made by the Company or a related corporation with me or with a firm of which I am a member or with a Company in which I have a substantial interest . [If the above applies, set out below a brief description of the general nature of the benefit] . c. Neither during nor at the end of the financial year was the Company or any of its subsidiaries a party to any arrangement whose object is to enable me to acquire benefits through the acquisition of shares in, or debentures, of the Company or any body corporate other than the benefits described below : - [If applies, please include nature of arrangement and quantify benefits] (The remainder of this page has been intentionally left blank for presentation purposes)

In RM Due to (a) Due from (a) 2020 240,000* - 2019 168,000 - 4 3. BALANCE S AN D TERMS I confirm that as 31 December, the balances due from/(to) the Company and the terms of settlement were as follows: * Includes unpaid director's fees of RM72,000 in respect of FYE 202a (a) The balances are unsecured, interest and are repayable on demand. MIDO N BI N MOHAME D ALI Director